Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-83171) of NIC Inc. of our report dated June 10, 2005 relating to the financial statements of the 1999 National Information Consortium Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

June 27, 2005